UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐  Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Compensation of D. Brent Shafer and Peter M. Wilver as Directors.

On May 3, 2022, Baxter International Inc. (the “Company”) appointed each of D. Brent Shafer and Peter M. Wilver to its Board of Directors (the “Board”), with such appointments to become effective on May 10, 2022. Upon their appointment to the Board on May 10, 2022, the number of directors constituting the Board will increase to thirteen directors. Upon their appointment to the Board, Mr. Shafer will be appointed to serve on the Audit Committee and Compensation Committee and Mr. Wilver will be appointed to serve on the Compensation Committee.

Mr. Shafer, 64, previously served as the Chairman of the Board and Chief Executive Officer of Cerner Corporation from 2018 to 2021. Prior to Cerner, Mr. Shafer held a number of roles at Koninklijke Philips NV, including Chief Executive Officer of Philips North America and Chief Executive Officer of Philips Home Healthcare Solutions business. Before joining Philips, Mr. Shafer was vice president and general manager of Hillrom’s Patient Care Environment Division and worked at GE Medical Systems where he served in key positions in sales, marketing, and general management. Mr. Shafer has also held senior roles at Hewlett Packard’s Medical Products Group and Johnson & Johnson. He currently serves as a director of Tactile Systems Technology.

Mr. Wilver, 62, previously served as the Executive Vice President and Chief Administrative Officer of Thermo Fisher Scientific, Inc. from 2015 until his retirement in 2017. Mr. Wilver also served as Thermo Fisher’s chief financial officer, a position he held from 2004 to 2015. Prior to Thermo Fisher, Mr. Wilver was the chief financial officer for Honeywell’s Electronic Materials Division. Before joining Honeywell, he held various finance roles at Grimes Aerospace Company and General Electric Company. Mr. Wilver currently serves as a director of Shoals Technologies Group Inc. and Evoqua Water Technologies Corporation.

Mr. Shafer and Mr. Wilver will each be compensated for his service as a director pursuant to the Company’s Non-Employee Director Compensation Plan filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed on February 23, 2022 (the “2022 Form 10-K”), and will be eligible to participate in the Company’s Directors’ Deferred Compensation Plan filed as Exhibit 10.18 to the Company’s 2022 Form 10-K. In connection with joining the Board, Mr. Shafer and Wilver will each be granted equity awards as compensation for a portion of their 2022 service (representing the period between May 10, 2022 and the 2023 Annual Meeting) in an amount consistent with the awards granted annually to non-employee directors, prorated for the full calendar months to be served during such period in accordance with the terms of the Company’s Non-Employee Director Compensation Plan. A description of the Company’s non-employee director compensation arrangements can be found in the section titled “Proposal 1. Election of Directors-Director Compensation” in the Company’s definitive proxy statement for its 2022 Annual Meeting filed on March 21, 2022 (and amended on March 28, 2022) and is incorporated herein by reference.

Retirement of Mr. Peter S. Hellman.

On May 4, 2022, Peter S. Hellman notified the Company of his decision to retire from the Board, effective as of June 30, 2022. Following Mr. Hellman’s retirement on June 30, 2022, the number of directors constituting the Board will decrease to twelve directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 3, 2022, the Company held its annual meeting of stockholders (the “2022 Annual Meeting”) at which the stockholders approved the following two amendments to the Company’s Amended and Restated Certificate of Incorporation (as further described under Item 5.07 of this Current Report):

•

An amendment to add a new Article ELEVENTH to permit stockholder action by written consent following a request by record holders who have beneficially owned shares representing a “net long position” of at least 25% of the Company’s common stock entitled to vote on the matter for at least one year so long as such action is approved by holders of shares representing not less than the minimum number of shares required to take such action at an annual or special meeting, subject to the satisfaction of certain procedural safeguards set forth therein (the “Written Consent Charter Amendment”). A stockholder’s “net long position” is generally defined as those shares of common stock as to which a stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that Net Long Beneficial Ownership does not include any shares as to which such person does not have the right to vote or direct the vote, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

•

An amendment to Article TWELFTH to change the stock ownership threshold required for stockholders to request a special meeting from record holders of at least 25% of the Company’s outstanding common stock entitled to vote on the matter(s) to be brought before the proposed special meeting to record holders who have beneficially owned shares representing a “net long position” of at least 15% of the outstanding shares of Common Stock entitled to vote on the matter(s) to be brought before the proposed special meeting for at least one year (the “Special Meeting Charter Amendment” and, together with the Written Consent Charter Amendment, the “Charter Amendments”)

On May 5, 2022, the Company filed its Amended and Restated Charter (the “Amended and Restated Charter”), reflecting the Charter Amendments, with the Secretary of State of the State of Delaware, with such Amended and Restated Charter becoming effective immediately upon filing.

On February 15, 2022, in connection with the Charter Amendments, the Board approved a corresponding amendment and restatement of the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”) to reflect the new special meeting ownership threshold, with such Amended and Restated Bylaws becoming effective immediately upon the filing of the Amended and Restated Charter.

The foregoing description of the Amended and Restated Charter and Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Charter and Amended and Restated Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 3, 2022, the Company held its 2022 Annual Meeting in a virtual format. Of the 503,197,000 shares outstanding and entitled to vote, 447,845,077 shares were represented at the meeting, constituting a quorum of approximately 89%. The following is a summary of the matters voted on at the 2022 Annual Meeting.

(a)	The eleven nominees for director were elected as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
José (Joe) E. Almeida	384,473,820	27,138,213	2,192,265	34,040,779
Thomas F. Chen	397,665,546	9,870,623	6,268,129	34,040,779
Peter S. Hellman	389,880,292	23,572,504	351,502	34,040,779
Michael F. Mahoney	401,357,935	12,096,939	349,424	34,040,779
Patricia B. Morrison	410,121,031	3,368,893	314,374	34,040,779
Stephen N. Oesterle	405,592,708	7,856,986	354,604	34,040,779
Nancy M. Schlichting	399,354,971	14,134,459	314,868	34,040,779
Cathy R. Smith	407,895,932	5,599,580	308,786	34,040,779
Albert P.L. Stroucken	386,615,470	26,844,274	344,554	34,040,779
Amy A. Wendell	406,527,028	6,962,497	314,773	34,040,779
David S. Wilkes	411,552,025	1,901,999	350,274	34,040,779

(b)	By the following vote, stockholders approved, on an advisory basis, the 2021 compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
375,423,883	37,478,137	902,278	34,040,779

(c)	The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022 was ratified by the following vote:

For	Against	Abstain
417,865,402	29,622,889	356,786

(d)	By the following vote, stockholders approved the Written Consent Charter Amendment to permit stockholder action by written consent (as described in Item 5.03 of this Current Report):

For	Against	Abstain	Broker Non-Votes
409,319,021	3,979,369	505,908	34,040,779

(e)	By the following vote, stockholders approved the Special Meeting Charter Amendment to lower the special meeting threshold (as described in Item 5.03 of this Current Report):

For	Against	Abstain	Broker Non-Votes
404,787,410	7,212,995	1,803,893	34,040,779

(f)	By the following vote, stockholders did not approve the stockholder proposal relating to special shareholder meeting improvement:

For	Against	Abstain	Broker Non-Votes
144,332,872	268,232,028	1,239,398	34,040,779

(g)	By the following vote, stockholders did not approve the stockholder proposal relating to an independent board chairman:

For	Against	Abstain	Broker Non-Votes
94,067,610	318,684,398	1,052,290	34,040,779

Item 9.01	Financial Statements and Exhibits.

Description

3.1	Amended and Restated Certificate of Incorporation of Baxter International Inc. dated May 5, 2022

3.2	Amended and Restated Bylaws dated May 5, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2022

BAXTER INTERNATIONAL INC.

/s/ Ellen K. Bradford
By:	Ellen K. Bradford
Senior Vice President and Corporate Secretary